UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 12, 2009
Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50890	41-1990662

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 12, 2009, Commercial Vehicle Group, Inc. (the “Company”) entered into a first amendment (the “First Amendment”) to the Loan and Security Agreement (the “Loan and Security Agreement”), dated as of January 7, 2009, by and among the Company, certain of the Company’s direct and indirect U.S. subsidiaries, as borrowers, and Bank of America, N.A., as agent and lender.
     Pursuant to the terms of the First Amendment, the lender consented to change the thresholds for the minimum operating performance covenant so that (i) the Company is not required to maintain any minimum EBITDA, as defined in the Loan and Security Agreement, through March 31, 2009, and (ii) the Company will be required to maintain cumulative EBITDA, as defined in the Loan and Security Agreement, calculated monthly starting on April 30, 2009, for each of the following periods as of the end of each fiscal month specified below:

EBITDA (as defined in
the Loan and Security
Agreement, as
Period Ending on or Around	amended)
April 1, 2009 through April 30, 2009	$(3,250,000)
April 1, 2009 through May 31, 2009	$(3,530,000)
April 1, 2009 through June 30, 2009	$(1,750,000)
April 1, 2009 through July 31, 2009	$1,200,000
April 1, 2009 through August 30, 2009	$3,600,000
April 1, 2009 through September 30, 2009	$9,200,000
April 1, 2009 through October 31, 2009	$13,200,000
April 1, 2009 through November 30, 2009	$17,600,000
April 1, 2009 through December 31, 2009	$22,000,000
     In addition, the limitation on the amount of capital expenditures permitted under the Loan and Security Agreement was decreased to not more than $4.3 million in the aggregate from January 1, 2009 through June 30, 2009, and not more than $9.7 million in the aggregate for the fiscal year ending December 31, 2009. Domestic availability was reduced by increasing required availability under the domestic borrowing base to $11.5 million until such time as the domestic borrowers demonstrate a fixed charge coverage ratio of at least 1.0:1.0 for any fiscal quarter ending March 31, 2010 or thereafter, at which time the domestic borrowers will be required to maintain availability under the domestic borrowing base of at least $7.5 million at all times.
     Pursuant to the First Amendment, the applicable margin for borrowings by the domestic borrowers was increased to 5.00% for LIBOR loans and 4.00% for base rate loans. The applicable margin will be reduced by 0.25% if, at the end of any fiscal quarter ending on or after March 31, 2010, (i) the Company certifies that the average domestic availability for each day during that quarter was greater than $20.0 million and (ii) the fixed charge coverage ratio is at least 1.0:1.0.
Item 8.01. Other Events.
     On March 12, 2009, the Company issued a press release announcing the First Amendment to the Loan and Security Agreement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 12, 2009, to Loan and Security Agreement, dated as of January 7, 2009, by and among Commercial Vehicle Group, Inc. and certain of its direct and indirect U.S. subsidiaries, as borrowers, and Bank of America, N.A., as agent and lender.

99.1	Press release dated March 12, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
March 12, 2009	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1, dated as of March 12, 2009, to Loan and Security Agreement, dated as of January 7, 2009, by and among Commercial Vehicle Group, Inc. and certain of its direct and indirect U.S. subsidiaries, as borrowers, and Bank of America, N.A., as agent and lender.

99.1	Press release dated March 12, 2009.